Exhibit 99.1

Homology Medicines Receives NASDAQ Notification Regarding Minimum Bid Price Deficiency

Homology Medicines has an initial 180-day period through June 26, 2024 to regain compliance with Minimum Bid Price Requirement

Bedford, Mass., January 3, 2024—(BUSINESS WIRE)—

Homology Medicines, Inc. (Nasdaq: FIXX) today announced that it received notification (“Nasdaq Notification”) from The Nasdaq Stock Market LLC (“Nasdaq”) on December 29, 2023 indicating that, for the last thirty (30) consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Select Market (Nasdaq Listing Rule 5450(a)(1)).

The Nasdaq Notification has no immediate effect on the listing of the Common Shares on the Nasdaq Capital Market. In accordance with the Nasdaq Notification, Homology has a compliance period of 180 calendar days from the date of the notification letter from Nasdaq, or until June 26, 2024, to regain compliance with the requisite minimum bid price requirement. As previously disclosed in the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 18, 2023, the Company intends to seek stockholder approval for a reverse stock split of its common stock at a special meeting of stockholders to be held in connection with its proposed merger with Q32 Bio Inc. and, if approved, effect the reverse stock split immediately prior to the closing of the merger. If, at any time before June 26, 2024, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten (10) consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the minimum bid price requirement.

If the Company fails to regain compliance with the minimum bid price requirement by June 26, 2024, the Company may be eligible for a second 180 calendar day compliance period. If the Company does not qualify for or fails to regain compliance during the additional compliance period, then Nasdaq will notify the Company of its determination to delist its Common Stock, at which point the Company would have an opportunity to appeal the delisting determination to a Nasdaq hearings panel. There can be no assurance that, if the Company decides to appeal any delisting determination, such appeal would be successful.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s plans to regain compliance with the minimum bid price requirement and the Company’s potential eligibility for an additional 180 calendar day compliance period, and statements regarding the proposed transaction involving Homology and Q32, including the conditions to, and timing of, closing of the proposed transaction, the parties’ ability to consummate the proposed transaction and the listing of the combined company’s shares on Nasdaq, among others. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory clearances; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Homology and Q32 to consummate the proposed transaction; (iii) the ability of Homology and Q32 to integrate their businesses successfully and to achieve anticipated synergies; (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (v) potential litigation relating to the proposed transaction that could be instituted against Homology, Q32 or their respective directors; (vi) possible disruptions from the proposed transaction that could harm Homology’s and/or Q32’s respective businesses; (vii) the ability of Homology and Q32 to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Homology’s or Q32’s financial performance; (x) certain restrictions during the pendency of the proposed transaction that may impact Homology’s or Q32’s ability to pursue certain business opportunities or strategic transactions; (xi) the combined company’s need for additional funding, which may not be available; (xii) failure to identify additional product candidates and develop or commercialize marketable products; (xiii) the early stage of the combined company’s development efforts; (xiv) potential unforeseen events during clinical trials could cause delays or other adverse consequences; (xv) risks relating to the regulatory approval process; (xvi) interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; (xvii) Q32’s product candidates may cause serious adverse side effects; (xviii) inability to maintain our collaborations, or the failure of these collaborations; (xix) the combined company’s reliance on third parties, including for the manufacture of materials for our research programs, preclinical and clinical studies; (xx) failure to obtain U.S. or international marketing approval; (xxi) ongoing regulatory obligations; (xxii) effects of significant competition; (xxiii) unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; (xxiv) product liability lawsuits; (xxv) securities class action litigation; (xxvi) the impact of the COVID-19 pandemic and general economic conditions on our business and operations, including the combined company’s preclinical studies and clinical trials; (xxvii) the possibility of system failures or security breaches; risks relating to intellectual property; (xxviii) significant costs incurred as a result of operating as a public company; (xxix) whether the Company will meet the minimum bid price requirement during any compliance period or otherwise in the future, whether the Company will otherwise continue to meet the Nasdaq listing standards and whether the Company would be successful in any Nasdaq appeal process and (xxx) such other factors as are set forth in Homology’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Homology’s Form 10-Q for the period ended September 30, 2023 and the registration statement on Form S-4 filed by Homology with the SEC. Homology can give no assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, Homology undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

About Homology Medicines

Homology Medicines, Inc. is a clinical-stage genetic medicines company historically focused on transforming the lives of patients suffering from rare diseases, by addressing the underlying cause of the disease. Homology Medicines has gene editing and gene therapy clinical-stage programs in phenylketonuria (PKU) and Hunter syndrome (MPS II), a preclinical pipeline that includes a gene therapy candidate for metachromatic leukodystrophy and a GTx-mAb (vectorized antibody) candidate for paroxysmal nocturnal hemoglobinuria, as well as intellectual property on its family of 15 adeno-associated viruses (AAVHSCs). Homology Medicines is not currently pursuing further development of these programs and is pursuing strategic options for the Company and its programs and platform technology. Additionally, the Company has an ownership stake in Oxford Biomedica (US) LLC (formerly Oxford Biomedica Solutions LLC), an AAV manufacturing company based on Homology Medicines’ internal process development and manufacturing formed as a joint venture between Homology Medicines and Oxford Biomedica plc. For more information, visit www.homologymedicines.com.

Important Information about the Merger and Where to Find It

This press release relates to a proposed transaction between Homology and Q32. In connection with the proposed transaction, Homology filed a registration statement on Form S-4 that includes a preliminary proxy statement of Homology and constitutes a prospectus with respect to shares of Homology’s common stock to be issued in the proposed transaction (the “Proxy Statement/Prospectus”). Homology may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement/Prospectus or any other document which Homology may file with the SEC. The registration statement has not yet become effective. After the registration statement is effective, the Proxy Statement/Prospectus will be mailed to stockholders of

Homology. INVESTORS, Q32 STOCKHOLDERS AND HOMOLOGY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED BY HOMOLOGY WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors, Q32 stockholders and Homology stockholders may obtain free copies of the Proxy Statement/Prospectus and other documents containing important information about Homology, Q32 and the proposed transaction that are or will be filed with the SEC by Homology through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Homology will also be available free of charge on Homology’s website at https://investors.homologymedicines.com/financial-information/sec-filings or by contacting Homology’s investor relations department by email at IR@homologymedicines.com.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

Homology, Q32 and certain of their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies of Homology stockholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Homology’s stockholders in connection with the proposed transaction is set forth in Homology’s proxy statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023 and the Proxy Statement/Prospectus included in the registration statement on Form S-4 initially filed with the SEC on December 18, 2023, and any amendments thereto as filed with the SEC. Investors and security holders of Q32 and Homology are urged to read the Proxy Statement/Prospectus and other relevant documents that will be filed with the SEC by Homology carefully and in their entirety because they contain important information about the proposed transaction. Investors and security holders may obtain free copies of the Proxy Statement/Prospectus and other documents containing important information about Q32 and Homology through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Homology can be obtained free of charge by directing a written request to Homology Medicines, Inc., One Patriots Park, Bedford, MA 01730.

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Homology Contact:

Paul Alloway

President and Chief Operating Officer

(781) 327-2633

palloway@homologymedicines.com